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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: September 12, 2002

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Press Release

SOURCE: C. Robert Coates

COATES, WILLIAMS TELL SHAREHOLDERS: ELECT US AND WE WILL SUPPORT BIERBAUM, NESS

LAKE FOREST, Ill., Sept. 12 -- C. Robert Coates and Bert Williams, independent candidates for directorships of Northfield Laboratories (Nasdaq: NFLD), reiterated their "no-lose" proposition for shareholders: elect them to the board and still benefit from the services of John F. Bierbaum and Dr. Paul M. Ness, the two Northfield-endorsed nominees.

"Our first intention if we win the September 13 election is to expand the board by adding Bierbaum and Ness, a move expressly allowed by Northfield's bylaws", said Coates.

Coates holds a 4.5% stake in Northfield and has a background in finance and management; Williams has extensive management, marketing and Food and Drug Administration experience. Bierbaum is an executive of PepsiAmericas Inc., which holds 10.5% of Northfield's stock and is its largest shareholder, while Ness is a professor of pathology at Johns Hopkins University.

"Northfield has spent an enormous sum of time and money on this proxy contest, resources that might more wisely have gone toward getting approval of its stalled PolyHeme blood substitute", said Coates.

"The company also has issued numerous press releases. We are happy to see them starting to communicate with investors, but we find the information they put out contains little of substance. Shareholders still have no clear understanding of where Northfield is in the FDA process or how long the company can survive without getting PolyHeme approved", Coates added.

As shareholder advocates, Coates and Williams have vowed to keep investors informed of Northfield news, something that will be much easier with direct access to information on the board of directors. They also will work with directors and management to advance Northfield's efforts in finding a major pharmaceutical company to invest money and talent in Northfield and in advancing PolyHeme to commercialization. Their goal remains to improve performance of the company's underperforming shares in the market.

Contact Information

If you are a shareholder with comments, suggestions or questions about the Sept. 13 proxy contest, please call Simon Goldberg of the Robert Coates Group at 1-800 -295-0841, extension 240, or e-mail us at sgoldberg@rcoates.com .

SOURCE: C. Robert Coates